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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment
No. 1 to Registration Statement No. 333-110655 of Hartford Life Insurance Company (the "Company") on Form S-2, of our report dated February 25, 2004, except for Note 14, as to which the date is May 27, 2004 included in the Current Report on Form 8-K of Hartford Life Insurance Company filed on May 28, 2004, and to the use of our report dated February 25, 2004 except for Note 14, as to which the date is May 27, 2004 appearing in the Prospectus, which is part of this Registration Statement (which reports express and unqualified opinion and include an explanatory paragraph relating to the Company's changes in its method of accounting (a) goodwill and indefinite-lived intangible assets in 2002,
(b) derivative instruments and hedging activities in 2001, and (c) the recognition of interest income and impairment on purchased retained beneficial interest in securitized financial assets in 2001). We also consent to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP
Hartford, Connecticut
June 10, 2004